Exhibit 20.1

ARRAN FUNDING LIMITED - SERIES 05-A

FORM OF MONTHLY SERVICER'S REPORT

Bloomberg Ticker Number:                         ARRAN2005

Arran Funding Limited - Series:                  05-A

ABS - Credit Card - Bank, Closing Date:          December 15, 2005

As at:                                                  June 15, 2006

                       RATING (S&P/Moodys/Fitch)          POOLFACTOR          PAY                     COUPON
TRANCHE  CURRENCY      ORIGINAL           CURRENT     ORIGINAL    CURRENT  FREQUENCY           BASIS          CURRENT
-----------------------------------------------------------------------------------------------------------------------
Class A    USD       AAA /Aaa/AAA      AAA /Aaa/AAA     100%       100%     Monthly    1 Mth LIBOR + 0.02%    5.10063%
Class B    USD          A/A1/A            A/A1/A        100%       100%     Monthly    1 Mth LIBOR + 0.18%    5.26063%
Class C    USD       BBB/Baa2/NR       BBB/Baa2/NR      100%       100%     Monthly    1 Mth LIBOR + 0.32%    5.40063%

         Scheduled start of Controlled Accumulation Period:       1 June, 2007
         Expected maturity:                                       15 December, 2008
         Legal final maturity:                                    15 December, 2010
         Structure:                                               Sr/sub Seq Pay
         Tax Election:                                            Debt
         Amort. Type:                                             Soft Bullet
         Transferors:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
         Originators:                                             The Royal Bank of Scotland plc / National Westminster Bank plc
         Servicer:                                                RBS Cards, a division of The Royal Bank of Scotland plc
         Trustee:                                                 Bank of New York (The)
         Underwriter:                                             The Royal Bank of Scotland plc

Pool Performance

Month end     Gross     Expense     Gross Charge      Excess       Excess      Transferor Interest
             Yield (%)  Rate (%)    Off Rate (%)    Spread (%)   Spread (%)             %             Min %
                                                                Roll 1/4 Ave
31 May 2006   19.69%     5.64%             7.35%      6.71%         6.50%              41.07%           6%
30 Apr 2006   16.60%     4.96%             5.72%      5.92%         6.36%              41.51%           6%
31 Mar 2006   20.15%     6.03%             7.25%      6.87%         6.79%              41.18%           6%
28 Feb 2006   16.86%     5.09%             5.48%      6.29%          N/A               43.52%           6%
31 Jan 2006   18.43%     5.46%             5.77%      7.19%          N/A               44.22%           6%
31 Dec 2005   18.30%      N/A              5.77%       N/A           N/A               45.42%           6%

Note: Bonds were issued on 15th December 2005; expense rate and excess spread for December have therefore been omitted as not meaningful.

Delinquencies (Principal receivables which are 30 days or more past due)

                                  (% Pool)
             -----------------------------------------------------
Month end     30-59 days   60-89 days    90-179 days    180+ days      Total
---------     ----------   ----------    -----------    ---------      -----

31 May 2006      1.24%        1.01%          2.35%         3.28%        7.88%
30 Apr 2006      1.32%        0.98%          2.30%         3.28%        7.88%
31 Mar 2006      1.25%        0.96%          2.27%         3.17%        7.65%
28 Feb 2006      1.27%        0.92%          2.19%         3.07%        7.46%
31 Jan 2006      1.21%        0.88%          2.15%         2.93%        7.17%
31 Dec 2005      1.12%        0.88%          2.06%         2.82%        6.88%

Payment Rate

                  Payments                                         Pool balance
             -----------------------------                         ------------
Month End    Total ((pound)000)  Rate (%)                           (pound)000

31 May 2006       1,202,916       23.90%                             4,992,642
30 Apr 2006         977,762       19.57%                             5,033,594
31 Mar 2006       1,302,500       24.99%                             4,996,352
28 Feb 2006       1,071,000       20.31%                             5,212,805
31 Jan 2006       1,239,187       23.00%                             5,272,903
31 Dec 2005       1,200,032       22.34%                             5,386,670

Average Actual Balance:                                 (pound) 1,108

Number of Accounts:                                         4,506,123

IN WITNESS WHEREOF, the undersigned has duly executed this Monthly Servicer's Report as of the 15th day of June, 2006.

The Royal Bank of Scotland plc, as Servicer
By:
Name: Patrick Neville
Title: Director, Finance, Cards Business